UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2008

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Delta Air Lines, Inc. (“Delta”) today issued a press release announcing the completion of its offering of common stock under a continuous offering program, which is described below.  A copy of the press release is attached as Exhibit 99.1.

On December 17, 2008, Delta entered into a Continuous Offering Program Agreement (“Agreement”) with Citigroup Global Markets, Inc. (“Citi”).  The Agreement was filed as Exhibit 1.1 to Delta’s registration statement on Form S-3 (SEC File No. 333-156206) related to the offering, which became effective on December 17, 2008, and is incorporated by reference herein.  For a more detailed description of the Agreement, see the disclosure under the caption “Plan of Distribution” contained in the prospectus which forms a part of the registration statement.

Pursuant to the Agreement, during the period from December 17, 2008 through December 22, 2008, Delta sold all 18,172,219 shares of its common stock registered under the registration statement, through Citi as its agent.  All of the shares of stock sold in this offering were withheld as the employee portion of withholding taxes on the issuance and vesting of equity awards made to employees in connection with Delta’s merger with Northwest Airlines Corporation.  The net proceeds to Delta from the offering, after commissions and before payment of other expenses, were $192,002,932.39.  The net proceeds of the offering will be used for general corporate purposes, including replacing funds that were used to pay the withholding taxes discussed above.

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 1.1
Continuous Offering Program Equity Distribution Agreement, dated December 17, 2008, by and between Delta Air Lines, Inc. and Citigroup Global Markets, Inc. (incorporated by reference to Exhibit 1.1 to Delta’s Registration Statement on Form S-3 (SEC File No. 333-156206) filed on December 17, 2008)

Exhibit 99.1	Press Release dated December 29, 2008 titled “Delta Air Lines Completes Offering of Common Stock”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/Hank Halter
Date: December 29, 2008	Hank Halter Senior Vice President and Chief Financial Officer